EXHIBIT 99.1

EMPLOYMENT AGREEMENT AMONG

FRANKLIN COMMUNITY BANK, NATIONAL ASSOCIATION

MAINSTREET BANKSHARES, INC.

AND LARRY A. HEATON

This Employment Agreement ("Agreement"), dated for purposes of identification, December 30, 2005, is made and entered into among Franklin Community Bank, N.A. ("Employer"), MainStreet Bankshares, Inc. ("MainStreet") and Larry A. Heaton ("Employee").

WHEREAS, Employer desires to continue the employment of Employee as President and Chief Executive Officer of Employer under the terms and conditions set forth herein;

WHEREAS, Employee is willing to continue in such positions with the Employer under the terms and conditions of this Agreement;

WHEREAS, Employer is entering into this Agreement to provide Employee with the benefits provided by this Agreement with respect to Employee's continued employment.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following capitalized terms have the indicated meanings unless the context clearly requires otherwise:

1.01. "Bank Board" means the Board of Directors of Employer, as the same may be constituted from time to time unless otherwise expressly provided herein.

1.02. "Cause" means (a) the continued failure by Employee to perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness) or otherwise to comply with his obligations hereunder (which shall include, but not be limited to, compliance with policies and procedures applicable to employees of the Bank generally or to Employee in his capacity as President and Chief Executive Officer and with Employee's responsibilities as provided in this Agreement) after a written demand for performance with respect thereto is delivered to the Employee by the Bank Board (excluding Employee, if a member of the Bank Board at such time) and which failure has not been cured as hereinafter provided, which demand specifically identifies the manner in which the Bank Board believes that Employee has not performed his duties or is otherwise in breach of his obligations hereunder; or (b) the engaging by the Employee in illegal conduct or any conduct which is demonstrably and materially injurious to the Employer or MainStreet Bankshares Corporation ("MainStreet") or (c) the issuance of a removal order or similar order by a governmental regulatory agency with appropriate jurisdiction prohibiting Employee from participating in the affairs of the Employer or MainStreet. It is expressly understood that the Employee's attention to matters not directly related to the business of the Employer shall not provide a basis for termination for Cause by Employer so long as the Bank Board has approved Employee's engagement in such activities. Upon the issuance of a written demand for performance under Section 1.02(a), Employee shall correct the deficiency diligently and promptly but in any event within 30 days, and if the Employee corrects such deficiency within this period, in the sole and absolute discretion and judgment of the Bank Board (without Employee if a member of the Bank Board at such time), the deficiency shall not constitute Cause. If the Employee does not correct the deficiency, in the sole and absolute discretion and judgment of the Bank Board (without Employee if a member of the Bank Board at such time), such deficiency shall constitute Cause for purposes of the termination of this Agreement. The conditions constituting Cause under Section 1.02 (b) or (c) above shall not require prior notice, a written demand for performance or an opportunity to cure. Notwithstanding anything to the contrary in this Agreement, in the event that MainStreet believes that Employee is engaged in conduct which may be a basis for "Cause" under Section 1.02(a) or (b), it may provide the Bank Board with notice thereof and the Bank Board shall promptly -- but in any event within 5 days of receipt of such notice -- review the same and determine whether to make a written demand for performance under Section 1.02(a) or take employment action under Section 1.02(b) and, in either case, shall promptly -- but in no event later than 10 days after the notice from MainStreet which originated the same -- provide MainStreet with a written explanation of the action taken or not taken by the Bank Board and the specific reason(s) therefor. If the action taken is to provide a written demand for performance, the Bank Board shall report promptly, but in any event within 5 days after the conclusion of the 30 day cure period, the Bank Board's determination as to whether the deficiencies for which such demand was given have been cured and the specific actions taken by the Employee which the Bank Board has deemed sufficient to cure the deficiencies and, if the deficiencies have not been cured, the action(s) proposed to be taken in respect to the Employee and the specific reasons for any such action(s) or inaction as determined by the Bank Board.

1.03. "Date of Termination" means the date Employee's employment hereunder is deemed terminated, as follows: (a) other than as provided in Section 1.03(b), (c) or (d), the date specified in the Notice of Termination, which date shall be at least 15 days, but not more than 30 days, after the date of the Notice of Termination except in the case of termination for Cause, which may be effective as of the date of the Notice of Termination, (b) if Employee's employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that in the case of Disability the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (c) if Employee's employment is terminated by death, the date of Employee's death, or (d) if Employee retires, the date of Employee's Retirement.

1.04. "Disability" means (a) as a result of Employee's physical or mental illness, Employee shall have been absent from the full-time performance of his duties with the Employer for three (3) consecutive months or 90 days within any 180 day period, and (b) within thirty (30) days after Notice of Termination pursuant to Section 1.03(b) is given Employee shall not have returned to the full-time performance of his duties.

1.05. "Employer" includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Employer ceases to exist.

1.06. "Employment Year" means the 12-month period beginning with the Initial Date and each 12-month period beginning on the annual anniversary of such Initial Date thereafter.

1.07. "Initial Date" means January 1, 2006.

1.08. "Notice of Termination" means a written notice that Employee's employment is terminated that specifies the Date of Termination when required in accordance with Section 1.03.

1.09. "Person" has the meaning ascribed to that term in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

1.10. "Retirement" means termination of Employee's employment hereunder after the attainment of age sixty-five (65) or otherwise in accordance with the then established retirement policies applicable to Employee.

SECTION II. TERM OF EMPLOYMENT AND DUTIES.

2.01. Employment with Employer. Employer employs Employee under the terms of this Agreement as of the Initial Date as President and Chief Executive Officer of Employer. Employee shall be expected to perform such services as are generally performed by the president and chief executive officer of a community, commercial bank. Employee shall comply fully with all policies and procedures applicable to employees of the Employer generally or to Employee specifically, and all directives given, from time to time, by the Bank Board or other superior authority, as the same may be established from time to time, by Employer and with all laws, rules and regulations applicable to Employee or his conduct as an officer of Employer.

2.02. Acceptance of Employment. Employee accepts such employment and shall devote his full-time attention and best efforts to the diligent performance of his duties herein specified and as an officer of Employer. While employed hereunder, Employee will not accept employment with any other individual, corporation, partnership, limited liability company, governmental authority or other entity, or engage in any other venture for profit. It is understood and agreed that Employee has the right to participate in passive investments that do not interfere with Employee's performance of his duties.

2.03. Term of Employment. Employee shall be employed by Employer pursuant hereto until the one year anniversary of the Initial Date unless Employee's employment is sooner terminated as set forth herein; provided, however, that beginning with the first anniversary of the Initial Date and each anniversary thereafter, the term of Employee's employment shall automatically be extended for one additional Employment Year unless at least ninety (90) days prior to such anniversary date, the Employer, on the one hand, or the Employee, on the other, shall have given written notice that the Employee's employment shall not be so extended in which case the term of Employee's employment shall not be so extended.

2.04. Offices. Termination of employment hereunder shall include termination of employment as President and Chief Executive Officer of Employer and of all other positions with the Employer and/or MainStreet.

SECTION III. COMPENSATION AND RELATED MATTERS.

3.01. Base Salary. From the date hereof and until the Date of Termination. Employee shall have an annual base salary of $190,000, as the same may be adjusted from time to time by the Bank Board or any designated committee thereof; provided, however, that MainStreet shall be notified at least 30 days in advance of any proposed adjustment.

3.02. Employee Benefits. Subject to meeting applicable eligibility provisions, Employee shall be entitled to the same medical and health insurance coverage and incentive plan(s) as provided by Employer to its employees generally from time to time.

SECTION IV. RIGHTS ON TERMINATION OF EMPLOYMENT.

4.01. MainStreet. Employee acknowledges and agrees that Employee shall have no right or claim against MainStreet in respect to any matter or dispute arising under or in connection with this Agreement, Employee's compensation, the termination of Employee's employment or any other matter in connection with Employee's employment or the rights and privileges thereof.

4.02. Termination for Cause by Employer, Termination for Any Reason by Employee, Termination on Account of Death. If Employer terminates Employee's employment for Cause or if Employee terminates his employment hereunder for any reason, or if the Employee's employment is terminated on account of his death, the Employer shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. No Notice of Termination is required hereunder in the event of Employee's death, and the foregoing amounts shall be determined on the date of death.

4.03. Termination by Employer Without Cause. Upon the termination of the Employee's employment by Employer without Cause, Employer shall pay Employee a lump sum payment equal to (a) the present value of the total base salary that Employee would have earned had Employee continued in the Employer's employ through the remaining term of employment as then in effect, without reference to his termination, such base salary to be at the rate in effect at the time Notice of Termination is given, and (b) the present value of the Employer's cost of all welfare and pension benefits then being provided to Employee calculated as if the Employee had continued in the Employer's employ through the remaining term of employment as then in effect with the same benefits at the same cost to Employer, and (c) any incentive benefits accrued as of the Date of Termination. Any payment by the Employer made to the Employee under this Section 4.03 shall be made no later than the later of (a) the fifteenth day of the third month of the year following the Employee's first taxable year in which the Employee's termination of employment occurs or (b) the fifteenth day of the third month of the year following the end of the Employer's first taxable year in which the Employee's termination of employment occurs.

4.04. Change of Control. (a) Notwithstanding anything to the contrary, upon the occurrence of a Change in Control, the Employee may choose either of the following alternatives, if written notice of choice is given to the Employer within ninety (90) days after such Change of Control:

(i) the Employee elects to enter into or has entered into a replacement employment agreement mutually satisfactory to Employee and the Acquiring Company which shall replace in full this Employment Agreement, in which case this Employment Agreement shall automatically cease to be of any further force and effect as of the date of such notice;

(ii) the Employee resigns his employment, terminates this Agreement and receives as severance benefits the continuation for the 36 months immediately following such written notice Employee's salary and benefits as provided in Section 3 (excluding, however, any incentives which have not accrued as of the date of such written notice but including any that have so accrued); provided, however, that the aggregate value of all such severance benefits under this Section 4.04(a)(ii), when added to the value of all other payments or benefits payable to or with respect to the Employee (even though not paid or provided pursuant to this Agreement) which constitute "Parachute payments" under IRC Section 280G shall be reduced to the extent necessary so that none of such benefits and payments (whether or not paid or provided pursuant to this Agreement) constitute "excess parachuste payments" on which an excise tax is imposed pursuant to IRC Section 4999. Any such reduction shall be effected first by reducing taxable payments or benefits and then by reducing nontaxable payments and benefits, with noncash payments or benefits reduced before cash payments or benefits in each category, unless the Employer or Employee otherwise agree. Notwithstanding the above, if the Employer is required to pay severance benefits to the Employee under this Section 4.04(a)(ii) and the Employee is considered to be a "specified employee" under IRC Section 409A(a)(2)(B)(i), then the payment of such severance benefits shall not be made before the date which is six months after the date of the Employee's termination of employment with the Employer.

(A) For purposes of this Section, "Change of Control" shall mean:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of MainStreet; provided, however, that the following acquisitions will not constitute a Change of Control:

(a) any acquisition directly from MainStreet (excluding any acquisition by virtue of the exercise of a conversion privilege);

(b) any acquisition by MainStreet;

(c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by MainStreet or any corporation or other entity controlled by MainStreet; or

(d) any acquisition pursuant to a reorganization, merger, or consolidation of any corporation owned or proposed to be owned, directly or indirectly, by shareholders of MainStreet if the shareholders' ownership of the securities of the corporation resulting from such transaction constitutes a majority of the ownership of the securities of the resulting entity;

(iii) the shareholders of MainStreet approve, or MainStreet otherwise consummates,

(A) a merger, statutory share exchange, or consolidation of MainStreet with any other corporation except as provided in Subsection 4.04 (b)(i)(A), (B), (C), or (D);

(B) the sale or other disposition of all or substantially all of the assets of MainStreet, including but not limited to, the equity held by MainStreet in Employer;

(C) "Acquiring Company" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act which consummates a Change of Control;

(D) The provisions of this Section 4.04 shall expire automatically and be of no further force and effect after 90 days after a Change in Control unless the Employee shall have elected within the 90 day period by written notice the alternative specified in Section 4.04(a)(ii).

4.05. Other Terminations. In the event of any termination of Employee's employment as then in effect which is not provided for in Section 4.03 or Section 4.04, Employee shall be entitled to no compensation or other benefits whatsoever beyond the Date of Termination.

4.06. Offset. The amount of any payment provided for in this Section IV shall not be reduced, offset or subject to recovery by the Employer or Successor by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

SECTION V. MISCELLANEOUS.

5.01. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's beneficiary designated in writing and delivered to Employer, if any, and if none to Employee's estate.

5.02. Taxes. All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local and employment and other taxes.

5.03. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered to Employee or in the case of Employer to the Chairman of the Board of Employer (unless Employee is Chairman in which case to the next highest ranking officer) or in the case of MainStreet, to the Chief Executive Officer mailed by United States registered mail, return receipt requested, postage prepaid and addressed:

in the case of MainStreet, to the attention of the Chief Executive Officer at the following address:

MainStreet Bankshares, Inc.

730 East Church Street

Suite 30

Martinsville, Virginia 24112

in the case of Employer, to the attention of the Chairman of the Board (or if Employee is Chairman, to the attention of the next highest ranking officer) at the following address:

Franklin Community Bank, N.A.

400 Old Franklin Turnpike, Sutie 100

Rocky Mount, Virginia 24151

or, in the case of Employee, to the address set forth below the Employee's signature, provided that all notices may be sent to such other address as a party may have furnished to the other(s) in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

5.04. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and the Chairman of the Board of Employer (unless Employee is the Chairman, in which case the next highest ranking officer of Employer) and unless MainStreet has been provided with a written copy of the proposed modification, waiver or discharge at least 30 days in advance of its proposed adoption or implementation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

5.05. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.06 IRC Section 409A. To the extent applicable, this Agreement is intended to comply with IRC Section 409A, and shall be interpreted and administered in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Agreement that is determined to violate the requirements of IRC Section 409A shall be void and without effect and any provision, including without limitation, any definition, that is required to appear in this Agreement under IRC Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of payment of the benefits provided for under this Agreement shall be revised as necessary for compliance with IRC Section 409A.

SECTION VI. CONFIDENTIALITY; COVENANT NOT TO COMPETE.

6.01. Confidentiality. Employee agrees that during and subsequent to his period of employment with Employer, he will not at any time communicate or disclose to any unauthorized person, without the express prior written consent of the Employer and MainStreet, any proprietary, confidential or nonpublic information concerning the Employer or MainStreet or any subsidiary or affiliate of MainStreet, their joint and several operations, finances, condition, properties, assets, business or strategic plans, employees, budgets, or any other matter, it being understood, however, that the obligations of this Section shall not apply to the extent that the aforesaid matters (i) are disclosed in circumstances where Employee is legally required to do so or (ii) become generally known to and available for use by the public otherwise than by the Employee's wrongful act or omission.

6.02. Covenant Not to Compete. If the Employee's employment hereunder is terminated, the Employee agrees that for a period of one year from the date his employment is terminated or during any period in which Employee is receiving the severance benefits provided in Section 4.04 (whichever is longer), he will not, without the prior, express consent in writing of the Chief Executive Officer of MainStreet, become an officer, employee, agent, partner, director, consultant, member or substantial stockholder (more than 5% of any class of common or preferred equity, options to acquire the same or convertible debt) of any entity engaged in the commercial or retail banking, lending or leasing business within a 25 mile radius of the main office of Employer or become associated in any manner with any entity in the process of formation to engage in the retail or commercial banking, lending or leasing business, or any group that intends to form any such entity in the geographical area described above.

6.03. Relief. In the event of Employee's actual or threatened breach of this Section, MainStreet or Successor, as the case may be, and/or Bank shall be entitled to a preliminary restraining order and an injunction restraining the Employee from violating its provisions. Notwithstanding anything to the contrary herein, Employee agrees that it shall pay all costs and expenses of MainStreet and/or Bank, including but not limited to reasonable expert witness and legal fees, in connection with any litigation regarding the enforcement of this Section VII.

6.04. Other Remedies. Nothing in this Agreement shall be construed to prohibit Employer, MainStreet or Successor and/or Bank from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. If at the time of enforcement of this Section a court holds that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing and, thus, unenforceable, MainStreet and Employee agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

6.05. Survival. The provisions of this Section VI shall survive the termination of this Agreement and of Employee's employment hereunder and shall continue for so long as is necessary for the practical benefits of the same to be realized through the enforcement thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

FRANKLIN COMMUNITY

BANK, NATIONAL ASSOCIATION

By: /s/ James H. Shively

James H. Shively

Its: Compensation Committee Chairman

MAINSTREET BANKSHARES, INC.

By: /s/ C. R. McCullar

C. R. McCullar

Its: President and Chief Executive Officer

(as to provisions relating to MainStreet only)

/s/ Larry A. Heaton

Larry A. Heaton

Address: P. O. Box 397

Collinsville, Virginia 24078